UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2020

TFF PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39102	82-4344737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2600 Via Fortuna, Suite 360 Austin, Texas 78746
(Address of principal executive offices)

(737) 802-1973
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.001	TFFP	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

On August 10, 2020, TFF Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with certain institutional and other accredited investors (the “Investors”) pursuant to which the Company has agreed to issue and sell, and the Investors have agreed to buy, approximately 3,048,653 shares of the Company’s common stock at a price of $8.50 per share (the “Securities”) for the approximate gross proceeds of $25.91 million, before deducting placement agent and other offering expenses. The Purchase Agreement includes customary representations, warranties, and covenants by the Investors and the Company, and an indemnity from the Company in favor of the Investors. Pursuant to the terms of the Registration Rights Agreement, the Company will prepare and file a resale registration statement with the SEC on or about September 12, 2020. The Registration Rights Agreement also provides that the Company must make certain payments as liquidated damages to the Investors if the Company fails to timely file the registration statement or if the registration statement should become unavailable for the resale of the common shares, subject to certain exceptions.

Jefferies LLC acted as placement agent for the private placement and the private placement is expected to close on August 13, 2020, subject to customary closing conditions.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Securities were offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Regulation D thereunder. Each of the Investors represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Securities have not been registered under the Securities Act and such Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or any other securities of the Company.

Item 8.01	Other Events

The Company issued a press release on August 11, 2020 announcing the private placement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits	Method Filing

The following exhibits are filed with this report:

Exhibit 10.1	Form of Securities Purchase Agreement, dated August 10, 2020, between the Company and Investors named therein	Filed electronically herewith

Exhibit 10.2	Form of Registration Rights Agreement dated August 10, 2020 between the Company and investors named in the Securities Purchase Agreement	Filed electronically herewith

Exhibit 99.1	Press Release dated August 11, 2020 announcing the private placement	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFF PHARMACEUTICALS, INC.

Dated: August 11, 2020	/s/ Kirk Coleman
Kirk Coleman,
Chief Financial Officer

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